Exhibit 10.29

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is entered into by and between Ambassadors International, Inc. (the “Company”) and ORC Investments I, Inc. (“ORC I”), ORC Holdings, Inc. (“ORC Holdings”) and C.G. Grefenstette, E.C. Johnson and Bruce I. Crocker, Trustees Under a Trust Dated August 28, 1968 for Henry L. Hillman, Jr. (the “Trust”) (together, the “Holders”) as of December 27, 2005.

RECITALS

WHEREAS, ORC Holdings, ORC I and the Trust are directly the owners of 48.8%, 27.8% and 23.4%, respectively, of the Class C membership interests of Oregon Rail Holdings, LLC, an Oregon limited liability company (“ORH”) (the foregoing percentages, with respect to each Holder, are hereinafter referred to as such Holder’s “Percentage Interest”);

WHEREAS, ORH, the Company and Ambassadors Cruise Group, LLC, a Delaware limited liability company (“ACG”) are parties to that certain Membership Interest Purchase Agreement, dated as of December 27, 2005 (the “Purchase Agreement”); and

WHEREAS, in order to facilitate the closing of the transactions contemplated by the Purchase Agreement, the Holders have agreed to contribute Four Million Six Hundred Seventy Two Thousand Five Hundred Seventy Four Dollars ($4,672,574), plus the product of One Thousand Six Hundred Forty Four Dollars and Eight Cents ($1,644.08) multiplied by the number of days from and including January 1, 2006 to and including the Purchase Closing date, towards the KeyBank Settlement, as defined in the Purchase Agreement, in return for the issuance to the Holders of an aggregate of 250,000 shares of the Company’s common stock, par value $0.01 per share (the “Restricted Shares”), restricted as provided for in this Agreement.

ARTICLE I

GRANT OF RESTRICTED STOCK

1.1 Issuance of Restricted Stock. The Company hereby agrees to issue to the Holders each Holder’s Percentage Interest (rounded to the nearest whole share) of the Restricted Shares, concurrently with the Closing under the Purchase Agreement (the “Purchase Closing”), upon the terms and conditions set forth in this Agreement.

1.2 Contribution. At or prior to the Purchase Closing, the Holders shall deliver to ACG, in immediately available funds, Four Million Six Hundred Seventy Two Thousand Five Hundred Seventy Four Dollars ($4,672,574), plus the product of One Thousand Six Hundred Forty Four Dollars and Eight Cents ($1,644.08) multiplied by the number of days from and including January 1, 2006 to and including the Purchase Closing date (the “Contribution”). Each Holder shall pay its Percentage Interest of the Contribution, which shall be the several obligation such Holder. The Company will use the Contribution, in addition to such funds as described in Section 2.2(b) of the Purchase Agreement, toward satisfaction of the KeyBank Settlement (as defined in the Purchase Agreement).

1.3 Conditions to Issuance of Stock Certificates. The Restricted Shares, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. Such Restricted Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Restricted Shares prior to fulfillment of all of the following conditions:

(a) The Purchase Closing;

(b) The obtaining of any approval or other clearance from any state or federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable; and

(c) The receipt by ACG of the Contribution.

1.4 Rights as Stockholders. Except as otherwise provided herein, until the release of the Forfeiture Restriction under Section 4.1 below, the Holders shall not have any of the rights of stockholders with respect to said Restricted Shares, including the right to vote the Restricted Shares and to receive dividends and distributions paid or made with respect to the Restricted Shares.

1.5 Shares Freely Tradeable. On or prior to the Determination Date under Section 4.1 below, the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (a “Registration Statement”) registering the resale of the Restricted Stock, provided that the Company is eligible to use a Registration Statement on Form S-3 at such time. The Company shall use its reasonable best efforts to meet the qualifications for use on Form S-3 and to have the Registration Statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) as promptly as practicable after such filing. The Company shall also take any reasonable action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the resale of the Restricted Stock, and the Holders shall furnish all information concerning the Holders as may be reasonably requested in connection with any such action. The Company will advise the Holders, promptly after it receives notice thereof, of the time when the Registration Statement has been declared effective by the SEC or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Restricted Stock registered thereon, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Company shall furnish the Holders with a copy of the prospectus contained in the Registration Statement, as declared effective by the SEC. All registration expenses incurred by the Company in connection with the registration of the shares of Restricted Stock shall be borne equally by the Company and the Holders. Subject to customary black-out periods, in which case the Company shall provide notice of such black-out periods to the Holders, at which time the Holders shall not sell Restricted Stock registered pursuant to the Registration Statement, the Company agrees to use commercially reasonable efforts to keep current and effective the Registration Statement until such time as it may be withdrawn pursuant to the last sentence of this Section 1.5. Upon the expiration of a black-out period, the Company shall provide notice to the Holders, at which time the Holders may dispose of shares of Restricted Stock. Notwithstanding the forgoing, the Company shall not be obligated to file a Registration Statement if, and shall be entitled to withdraw a Registration Statement when, the shares of Restricted Stock have been sold by the Holders or may be sold by the Holders under Rule 144(k) under the Securities Act.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

The Holders represent and warrant to the Company and ACG that the statements contained in this Article II are correct and complete as of the date of this Agreement and will be correct and complete as of the Purchase Closing date (as though made then and as though the Purchase Closing date were substituted for the date of this Agreement throughout this Article II).

2.1 Organization. The Holders are duly organized, validly existing, and in good standing under the laws of the jurisdiction of their organization.

2.2 Authorization of Transaction. The Holders have full power and authority to execute and deliver this Agreement and to perform their obligations hereunder. The execution of this Agreement by the Holders and the delivery and performance by the Holders of this Agreement has been duly authorized. Any and all acts and other proceedings required for the due and valid authorization, execution, delivery and performance by the Holders of this Agreement have been validly and appropriately taken. This Agreement constitutes the valid and legally binding obligation of the Holders, enforceable in accordance with its terms and conditions. The Holders need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental authority in order to consummate the transactions contemplated by this Agreement.

2.3 Noncontravention. Neither the execution and the delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the performance by the Holders of their obligations under this Agreement, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental authority, or court to which the Holders are subject.

2.4 Investor Representations.

(a) The Holders confirm that they have been given sufficient access to information regarding the Company and in connection with its receipt of the Restricted Shares under this Agreement, including the opportunity to ask questions of, and receive answers from, persons acting on behalf of the Company and concerning the Company’s financial affairs, prospects and condition.

(b) The Holders represent and warrant that (i) they are resident in or otherwise subject to the securities legislation of the United States, and the issuance of the Restricted Shares to the Holders under this Agreement shall occur only in the United States; (ii) the Holders, by reason of their business or financial expertise, have the capacity to protect their own interests in connection with its acquisition of the Restricted Shares; and (iii) the Holders are “accredited investors” as defined in Rule 501 of Regulation D of the Securities Act.

(c) The Holders represent, warrant and covenant that they shall acquire the Restricted Shares issuable under this Agreement for their own account and not for the account or on behalf of others, and they are doing so with the intent of retaining such Restricted Shares as an investment and without the current intent to redistribute (other than distributions to the Holders’ stockholders as of the Purchase Closing) such Restricted Shares.

(d) The Holders acknowledge that: (i) no securities commission or similar authority has reviewed or passed on the merits of the Restricted Shares issuable under this Agreement; (ii) there is no government or other insurance covering such Restricted Shares; and (iii) there are risks associated with the acquisition of the Restricted Shares, including without limitation those described in the Company’s filings with the Securities and Exchange Commission.

(e) The Holders acknowledge that (i) they must and shall bear the economic risk of holding the Restricted Shares issuable under this Agreement, which may be for an indefinite period of time, because at the time such Restricted Shares are issued they will not have been registered under the Securities Act or any other securities law and, therefore, cannot be sold unless they are subsequently registered under applicable federal and state securities laws or an exemption from such registration is available; (ii) the Restricted Shares may not be resold or transferred on the official stock transfer records of the Company without furnishing to the Company an opinion of counsel reasonably acceptable to the Company that such sale or transfer of the Restricted Shares will not violate the registration provisions of applicable federal and state securities laws; and (iii) certificates representing the Restricted Shares shall have endorsed on them a restrictive legend to this effect.

(f) The Holders acknowledge that the Company is relying on the representations, warranties, covenants and acknowledgments in this Section 2.4 to ensure that any Restricted Shares issued under the terms of this Agreement can be issued in reliance on exemptions from registration requirements under United States federal and state securities laws.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Holders that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Purchase Closing date (as though made then and as though the Purchase Closing date were substituted for the date of this Agreement throughout this Article III).

3.1 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary.

3.2 Authorization of Transaction. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution of this Agreement by the Company and the delivery and performance by the Company of this Agreement has been duly authorized. Any and all acts and other proceedings required for the due and valid authorization, execution, delivery and performance by the Company of this Agreement have been validly and appropriately taken. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions. The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental authority in order to consummate the transactions contemplated by this Agreement.

3.3 Noncontravention. Neither the execution and the delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the performance by the Company of its obligations under this Agreement, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental authority, or court to which the Company is subject.

3.4 Valid Issuance. The Restricted Shares will be, upon issuance, duly authorized, validly issued, fully paid, nonassessable, and free of and not issued in violation of preemptive rights.

ARTICLE IV

RESTRICTIONS ON SHARES

4.1 Forfeiture Restriction. If, as determined on the Determination Date (as defined below), the Net Revenue (as defined below) generated by American West Steamboat Company, LLC (“AWSC”) has not exceeded Forty Three Million Dollars ($43,000,000) in any one of the calendar years 2006 through 2009 (the “Vesting Condition”), the Holders’ interests in the Restricted Shares shall be forfeited and the Restricted Shares shall revert to the Company’s ownership (the “Forfeiture Restriction”). The “Determination Date” shall be January 10, 2010 if the Vesting Condition has been met in any one of the calendar years 2006 through 2008, and otherwise shall be the tenth business day following delivery of the audit report of the Company’s financial statements for the year ended December 31, 2009. Upon such forfeiture, the Company shall become the legal and beneficial owner of the Restricted Shares being forfeited and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Restricted Shares being forfeited by the Holders. “Net Revenue” means gross revenue, less all discounts reasonably determined and applied by the Buyer, including, but not limited to early booking discounts and group discounts, credit card fees, commissions and other allowances. The Company agrees not to, and agrees to cause AWSC not to, undertake any action with the intent of reducing or avoiding Net Revenue solely for the purpose of avoiding the satisfaction of the Vesting Condition.

4.2 Release of Restricted Shares from Forfeiture Restriction. If the Vesting Condition is satisfied as of the Determination Date, the Restricted Shares shall be released from the Forfeiture Restriction and the restrictions on transfer under Section 4.3 below as of the Determination Date.

4.3 Restrictions on Transfer.

(a) No Restricted Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Holders or their successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

(b) The Company shall furnish to the Holders a written report of the Net Revenue of AWSC for such year (each, a “Net Revenue Report”) within ten (10) business days after the delivery of the audit report of the Company’s annual financial statements for each of the years ended December 31, 2006, 2007, 2008 and 2009; provided, that no Net Revenue Report need be furnished for any year after the first year for which the Vesting Condition is satisfied. The Holders, at the Holders’ own expense, shall have the right, no earlier than ten (10) days from prior written notice, during regular business hours, to meet with representatives of the Company and the Company’s independent auditor to inspect and discuss the books and accounts of AWSC. After this inspection, if the Holders disagree with the Net Revenue Report, with reasonable justification for such disagreement, the Holders, at the Holders’ own expense, shall have the right, upon reasonable prior notice during regular business hours, to appoint independent auditors reasonably acceptable to the Company and have them, during normal business hours, inspect the books and accounts of AWSC for the purpose of performing an audit of the Net Revenue of AWSC for the year covered by such Net Revenue Report. The Company shall use commercially reasonable efforts to cooperate with such auditors. The auditors performing the audit shall disclose to the Holders only information relating to the accuracy of the Net Revenue reported in the Net Revenue Report and shall be under a duty to keep confidential any other information obtained from such records. In no event shall the Holders perform more than one such independent audit with respect to any given Net Revenue Report. If any such audit establishes that the Vesting Condition has been satisfied, such determination shall be binding on the Company and the Company shall reimburse the Holders for the Holders’ out-of-pocket expense of such audit.

ARTICLE V

COMPANY POSSESSION OF RESTRICTED SHARES

5.1 Company to Hold Restricted Shares. To insure the availability for delivery of the Holders’ Restricted Shares upon Forfeiture pursuant to the Forfeiture Restriction under Section 4.1 above, the Holders, upon execution of this Agreement, hereby deliver and deposit with the Company any share certificates representing the Restricted Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A. Upon release of the Restricted Shares, the Company shall deliver to the Holders the certificate or certificates representing such Restricted Shares in the Company’s possession belonging to the Holders; provided, however, that the Company shall nevertheless retain such certificate or certificates if so required pursuant to other restrictions imposed pursuant to this Agreement. If the Restricted Shares are held in book entry form, then such entry will reflect that the Restricted Shares are subject to the restrictions of this Agreement.

5.2 Transfer of Forfeited Shares. The Holders hereby authorize and direct the Secretary of the Company, or such other person designated by the Company, to transfer any Restricted Shares forfeited pursuant to the Forfeiture Restriction from the Holders to the Company.

ARTICLE VI

OTHER PROVISIONS

6.1 Adjustment for Stock Split; Change of Control. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, the Company shall make appropriate and equitable adjustments in the Restricted Shares subject to the Forfeiture Restriction and the number of Restricted Shares. The provisions of this Agreement shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. In the event of any merger, consolidation, change of control, share exchange or reorganization affecting the Restricted Shares, any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that is by reason of any such transaction received with respect to, in exchange for or in substitution of the Restricted Shares shall also be subject to the Forfeiture Restriction in Section 4.1 below and the restrictions on transfer in Section 4.3 below until such restrictions on the underlying Restricted Shares lapse or are removed pursuant to this Agreement (or, if such Restricted Shares are no longer outstanding, until such time as such Restricted Shares would have been released from the Forfeiture Restriction pursuant to this Agreement).

6.2 Restrictive Legends and Stop-Transfer Orders.

(a) Any share certificate(s) evidencing the Restricted Shares issued hereunder shall be endorsed with the following legend and any other legend required by any applicable federal and state securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A FORFEITURE RESTRICTION AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b) The Holders agree that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) The Company shall not be required: (i) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Restricted Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Shares shall have been so transferred.

6.3 Listing. On or prior to the date of the release of the Forfeiture Restriction under Section 4.1 above, the Company shall use its commercially reasonable best efforts to cause the Restricted Stock to be listed on the National Association of Securities Dealers Automated Quotation National Market (“NASDAQ”) and to obtain all governmental approvals necessary for such listing.

6.4 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company, and any notice to be given to the Holders shall be addressed to the Holders at the address given beneath the Holders’ signatures on the signature page hereof. By a notice given pursuant to this Section 6.4, any party hereto may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

6.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

6.6 Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware without regard to conflicts of laws thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

6.7 Conformity to Securities Laws. The Holders acknowledge that the Purchase Agreement and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Purchase Agreement and this Agreement shall be administered, and the Restricted Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Purchase Agreement and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

6.8 Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by the Holders and by a duly authorized representative of the Company.

6.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Holders and their heirs, executors, administrators, successors and assigns.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURES

AMBASSADORS INTERNATIONAL, INC.

By:	/s/ Joseph J. Ueberroth
Name:	Joseph J. Ueberroth
Title:	President and Chief Executive Officer

Address:	1071 Camelback Street
Newport Beach, CA 92660

ORC INVESTMENTS I, INC.

By:	/s/ Andrew H. McQuarrie
Name:	Andrew H. McQuarrie
Title:	President

Address:	824 Market Street, Suite 900
Wilmington, DE 19801

ORC HOLDINGS, INC.

By:	/s/ Russell W. Ayres, III
Name:	Russell W. Ayres, III
Title:	President

Address:	330 Grant Street, Suite 1900
Pittsburgh, PA 15219

C.G. GREFENSTETTE, E.C. JOHNSON AND BRUCE I. COCKER, TRUSTEES UNDER A TRUST DATED AUGUST 28, 1968 FOR HENRY L. HILLMAN, JR.

By:	/s/ C.G. Grefenstette
Name:	C.G. Grefenstette
Title:	Trustee

Address:	330 Grant Street, Suite 1900
Pittsburgh, PA 15219

By:	/s/ Bruce I. Crocker
Name:	Bruce I. Crocker
Title:	Trustee

Address:	330 Grant Street, Suite 1900
Pittsburgh, PA 15219

EXHIBIT A

STOCK ASSIGNMENT

FOR VALUE RECEIVED, the undersigned,                                 , hereby assigns and transfers unto AMBASSADORS INTERNATIONAL, INC., a Delaware corporation,                                  shares of the Common Stock of AMBASSADORS INTERNATIONAL, INC., a Delaware corporation, standing in its name of the books of said corporation represented by Certificate No.              herewith and does hereby irrevocably constitute and appoint Joseph J. Ueberroth to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Agreement between AMBASSADORS INTERNATIONAL, INC. and the undersigned dated December 27, 2005.

Dated:                     ,

By:
Name:
Title:

INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to facilitate exercise of the “Forfeiture Restriction,” as set forth in the Restricted Stock Agreement, without requiring additional signatures on the part of the Holders.